Exhibit 99.1

CODE CHAIN NEW CONTINENT LIMITED AND SUBSIDIARIES

PROFORMA CONDENSED DECONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2020

	CCNC	less: TONGRONG		CCNC
	CONS	WFOE	ADJUSTMENTS	DECONS

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$998,717	690,607	22,537,996	$22,846,106
Short term investment	3,295,070	3,295,070	-	-
Accounts receivable, net	1,071,590	1,071,590	-	-
Other receivables, net	555,433	4,433,400	4,424,099	546,132
Other receivable - related party	230,134			230,134
Inventories	1,047,274	1,047,274		-
Prepayments	4,780,975	4,745,816		35,159
Total current assets	11,979,193	15,283,757	26,962,095	23,657,531

PLANT AND EQUIPMENT, NET	82,833	56,372		26,461

RIGHT-OF-USE ASSETS	69,038	65,839		3,199

OTHER ASSETS
Goodwill	11,650,157		(3,896,817)	7,753,340
Intangible assets, net	1,226,521		-	1,226,521
Deferred tax assets	127,3771	127,377	-	-
Total other assets	13,004,055	127,377	(3,896,817)	8,979,861

Total assets	$25,135,119	15,533,345	23,065,278	$32,667,052

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short term loans - bank	$475,103	475,103	-	$-
Accounts payable	1,126,091	577,878	-	548,213
Other payables and accrued liabilities	21,883	11,630,289	11,629,944	21,538
Other payables - related parties	491,136	24,729	-	466,407
Customer deposits	900,522	156,923	-	743,599
Lease liabilities - current	101,292	101,292	-	-
Taxes payable	72,639	69,022	-	3,617
Total current liabilities	3,188,666	13,035,236	11,629,944	1,783,374

OTHER LIABILITIES
Lease liabilities - noncurrent	33,698	33,698	-	-
Total other liabilities	33,698	33,698	-	-

Total liabilities	3,222,364	13,068,934	11,629,944	1,783,374

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020 and 2019, respectively	-			-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 29,176,026 and 20,821,661 shares issued and outstanding as of December 31, 2020 and 2019, respectively	2,918	-	674	3,592
Additional paid-in capital	20,022,427	3,171,655	37,845,233	54,696,005
Retained earnings	951,773	(644,601)	(26,410,573)	(24,814,199)
Accumulated other comprehensive loss	935,637	(62,643)	-	998,280
Total shareholders’ equity	21,912,755	2,464,411	11,435,334	30,883,678

Total liabilities and shareholders’ equity	$25,135,119	15,533,345	23,065,278	$32,667,052

CODE CHAIN NEW CONTINENT LIMITED AND SUBSIDIARIES

PROFORMA CONDENSED DECONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2020

	CCNC	less: TONGRONG		CCNC
	CONS	WFOE	ADJUSTMENTS	DECONS
REVENUES
Equipment and systems	$-	$-	$-	$-
Fuel materials	11,261,428	11,261,428	-	-
Trading and others	591,455	-	-	591,455
TOTAL REVENUES	11,852,883	11,261,428	-	591,455

COST OF REVENUES
Equipment and systems	-	-	-	-
Fuel materials	10,748,354	10,727,309	-	21,045
Trading and others	-	-	-	-
TOTAL COST OF REVENUES	10,748,354	10,727,309	-	21,045

GROSS PROFIT	1,104,529	534,119	-	570,410

OPERATING EXPENSES (INCOME)
Selling, general and administrative	1,727,741	660,556	16,923,850	17,991,035
Provision for (recovery of) doubtful accounts	330,045	330,045	-	-
TOTAL OPERATING EXPENSES (INCOME)	2,057,786	990,601	16,923,850	17,991,035

INCOME FROM OPERATIONS	(953,257)	(456,482)	(16,923,850)	(17,420,625)

OTHER INCOME (EXPENSE)
Interest income	8,123	1,870	-	6,253
Interest expense	(18,235)	(18,235)	-
Investment income	14,292	14,292	-
Other income (expense), net	(2,795)	(1.00)	-	(2,794)
Impairment of goodwill	(3,896,818)	-	-	(3,896,818)
Total other income (expense), net	(3,895,433)	(2,074)	-	(3,893,359)

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(4,848,690)	(458,556)	(16,923,850)	(21,313,984)

PROVISION FOR INCOME TAXES	(60,515)	(60,515)	-	-

LOSS FROM CONTINUING OPERATIONS	(4,788,175)	(398,041)	(16,923,850)	(21,313,984)

Discontinued operations:
Income from discontinued operations, net of taxes	505,061	-	-	505,061
Gain (loss) on disposal, net of taxes	6,793,570	-	(9,486,723)	(2,693,153)

Net income (loss)	2,510,456	(398,041)	(26,410,573)	(23,502,076)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	1,767,904	163,794	-	1,604,110

COMPREHENSIVE INCOME (LOSS)	$4,278,360	$(234,247)	(26,410,573)	$(21,897,966)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted on proforma basis	28,452,328	-	(426,369)	28,025,959

Earnings per share from continuing operations
Basic and diluted	(0.17)	-	-	(0.76)

Earnings per share from discontinued operations
Basic and diluted	0.26	-	-	(0.08)

Earnings per share available to common shareholders
Basic and diluted on a proforma basis	$0.09	$-	-	$(0.84)

CODE CHAIN NEW CONTINENT LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2019

	CCNC	less: TONGRONG		CCNC
	CONS	WFOE	ADJUSTMENTS	DECONS
REVENUES
Equipment and systems	$-	$-	$-	$-
Fuel materials	18,955,988	18,955,988	-	-
Trading and others	628,489	628,489	-	-
TOTAL REVENUES	19,584,477	19,584,477	-	-

COST OF REVENUES
Equipment and systems	-	-	-	-
Fuel materials	18,699,429	18,699,429	-	-
Trading and others	322,813	322,813	-	-
TOTAL COST OF REVENUES	19,022,242	19,022,242	-	-

GROSS PROFIT	562,235	562,235	-	-

OPERATING EXPENSES (INCOME)
Selling, general and administrative	1,170,617	275,080	16,923,850	17,819,387
(Recovery of) provision for doubtful accounts	(318,979)	(318,979)	-	-
TOTAL OPERATING EXPENSES	851,638	(43,899)	16,923,850	17,819,387

LOSS FROM OPERATIONS	(289,403)	606,134	(16,923,850)	(17,819,387)

OTHER INCOME (EXPENSE)
Interest income	2,022	2,022	-	-
Interest expense	(23,251)	(23,251)	-	-
Investment income	1,023	1,023	-	-
Other income (expense), net	24,126	-	-	24,126
Total other (expense), net	3,920	(20,206)	-	24,126

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(285,484)	585,928	(16,923,850)	(17,795,262)

PROVISION FOR INCOME TAXES	128,799	128,799	-	-

LOSS FROM CONTINUING OPERATIONS	(414,283)	457,129	(16,923,850)	(17,795,262)

Discontinued operations:
Loss from discontinued operations, net of taxes	(16,412,060)	-	(9,486,723)	(25,898,783)

Net loss	(16,826,343)	457,129	(26,410,573)	(43,694,045)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(111,574)	(37,105)	-	(74,469)

COMPREHENSIVE LOSS	$(16,937,917)	$420,024	$(26,410,573)	$(43,768,514)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted on a proforma basis	21,212,735	-	(426,369)	20,786,366

Earnings per share from continuing operations
Basic and diluted	(0.02)	-	-	(0.86)

Earnings per share from discontinued operations	(0.77)	-	-	(1.25)
Basic and diluted

Earnings per share available to common shareholders
Basic and diluted on a proforma basis	$(0.79)	$-	$-	$(2.10)

CODE CHAIN NEW CONTINENT LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Code Chain New Continent Limited (the “Company” or “CCNC”), formerly known as TMSR Holding Company Limited and JM Global Holding Company, was a blank check company incorporated in Delaware on April 10, 2015. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. On June 20, 2018, CCNC completed a reincorporation and as a result, the Company changed its state of incorporation from Delaware to Nevada (the “Reincorporation”). The Articles of Incorporation and Bylaws of CCNC Nevada became the governing instruments of the Company, resulting in a 2-for-1 forward stock split of the Company’s common stock (the “Forward Split). The Reincorporation and Forward Split were approved by shareholders holding the majority of the outstanding shares of common stock of CCNC Delaware on June 1, 2018 at the Annual Meeting of Shareholders

On February 6, 2018, China Sunlong Environmental Technology Inc. (“China Sunlong”) consummated the business combination with the Company pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) dated as of August 28, 2017 by and among (i) the Company; (ii) Zhong Hui Holding Limited; (iii) China Sunlong; (iv) each of the shareholders of China Sunlong named on Annex I of the Share Exchange Agreement (the “Sellers”); and (v) Chuanliu Ni, a Chinese citizen who is the Chief Executive Officer and director of China Sunlong, in the capacity as the representative for the Sellers. Pursuant to the Share Exchange Agreement, the Company acquired from the Sellers all of the issued and outstanding equity interests of China Sunlong in exchange for 17,990,856 newly-issued shares of common stock of the Company to the Sellers. 1,799,088 of these newly-issued shares are held in escrow for 18 months from the closing date of the Business Combination as a security for China Sunlong and the Sellers’ indemnification obligations under the Share Exchange Agreement. This transaction is accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of China Sunlong owns the majority of the outstanding shares of the Company immediately following the completion of the transaction and the Company’s operations was the operations of China Sunlong following the transaction. Accordingly, China Sunlong was deemed to be the accounting acquirer in the transaction and the transaction was treated as a recapitalization of China Sunlong. The financial statements of China Sunlong prior to February 6, 2018 are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

China Sunlong is a holding company incorporated on August 31, 2015, under the laws of the Cayman Islands. China Sunlong has no substantive operations other than holding all of the outstanding share capital of Shengrong Environmental Protection Holding Company Limited (“Shengrong BVI”). Shengrong BVI is a holding company incorporated on June 30, 2015, under the laws of the British Virgin Islands. Shengrong BVI has no substantive operations other than holding all of the outstanding share capital of Hong Kong Shengrong Environmental Technology Limited (“Shengrong HK”). Shengrong HK is also a holding company holding all of the outstanding equity of Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (“Shengrong WFOE”).

The Company focuses on the industrial solid waste recycling and comprehensive utilization. The Company’s main products are high efficiency permanent magnetic separators and comprehensive utilization systems for industrial solid wastes. The Company’s headquarter is located in Hubei Province, in the People’s Republic of China (the “PRC” or “China”). All of the Company’s business activities are carried out by the wholly owned operating Chinese company, Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Hubei Shengrong”) prior to May 1, 2018.

On April 11, 2018, the Company, Shengrong WFOE and Hubei Shengrong, both of which are the Company’s indirectly owned subsidiaries (collectively “Purchasers”), entered into a Share Purchase Agreement with Long Liao, Chunyong Zheng, Wuhan Modern Industrial Technology Research Institute, and Hubei Zhonggong Materials Group Co., Ltd. (collectively “Sellers” ) and Wuhan HOST Coating Materials Co., Ltd. (“Wuhan HOST”), a company incorporated in China engaging in the research, development, production and sale of coating materials. Pursuant to the Share Purchase Agreement, as supplemented on August 16, 2018, the Purchasers acquired all of the outstanding equity interests of Wuhan Host. In exchange for the transfer of 100% equity interest of Wuhan Host, Purchasers shall pay a total consideration of $11.2 million, of which $4.7 million or RMB equivalent shall be paid in cash and $6.0 million shall be paid in shares of common stock, of CCNC (“Share Consideration”). The Parties agree the Share Consideration shall be an aggregate of 1,012,932 shares of common stock of which is based on the closing price of US$4.64 on March 27, 2018.

On March 31, 2017, China Sunlong completed its acquisition of 100% of the equity in TJComex International Group Corporation (“TJComex BVI”). At the closing of such acquisition, the selling shareholders of TJComex BVI received 5,935 shares of China Sunlong Common Stock valued at $926.71 per share for 100% of their equity in TJComex BVI. TJComex BVI owns 100% of the issued and outstanding capital stock of TJComex Hong Kong Company Limited (“TJComex HK”), a Hong Kong limited liability company, which owns 100% equity interest of Tianjin Corro Technological Consulting Co., Ltd. (“TJComex WFOE”), a wholly foreign owned enterprise incorporated under the laws of the PRC. Pursuant to certain contractual arrangements, TJComex WFOE controls Tianjin Commodity Exchange Co., Ltd. (“TJComex Tianjin”), a limited liability company incorporated under the law of the PRC. TJComex Tianjin is engaged in general merchandise trading business and related consulting services, and its headquarter is located in the city of Tianjin, PRC.

On April 2, 2018, the Company disposed of its subsidiary, TJComex BVI in consideration of (i) its minimum contribution to the Company’s results of operation and (ii) the unsatisfactory synergy between the TJComex BVI business and the rest of the Company’s business. The Company’s decision to dispose of TJComex BVI is to (i) improve the Company’s overall financial condition and results of operations, (ii) reduce the complexity of the Company’s business, (iii) focus the Company’s resources on the solid waste recycling business as well as developing environmental control business opportunities; and (iv) make it possible for the Company to pursue acquisition opportunities for more compatible businesses. TJComex BVI was disposed to Chuanliu Ni, a Chinese citizen who is the director of China Sunlong.

As of April 2, 2018, the net assets of TJComex BVI were $16,598 and is being recorded as a loss from disposal of subsidiary in the consolidated financial statements for the period ending December 31, 2018. As TJComex BVI operating revenue was less than 1% of the Company’s revenue and the disposal did not constitute a strategic shift that will have a major effect on the Company’s operations and financial results, the results of operations for TJComex BVI were not reported as discontinued operations under the guidance of Accounting Standards Codification 205.

On October 10, 2017, Hubei Shengrong established a wholly owned subsidiary, Fujian Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Fujian Shengrong”), with registered capital of RMB 10,000,000 (approximately USD 1,518,120). Fujian Shengrong has no operations prior to May 30, 2018. On May 30, 2018, Hubei Shengrong and two unrelated entities entered into certain Capital Transfer and Contribution Agreement pursuant to which these two entities shall contribute cash of approximately USD 5.0 million (RMB 32.0 million) into Fujian Shengrong and Hubei Shengrong shall contribute approximately USD 1.3 million (RMB 8.0 million) which is the consideration for certain technology consulting services to be provided by Hubei Shengrong to the two entities. Upon completion of the contribution, the total registered capital of Fujian Shengrong increased to RMB 40.0 million (approximately USD 6.3 million) and Hubai Shengrong owns 20% and the two entities collectively own 80% of the equity interest of Fujian Shengrong. In August 2018, Hubei Shengrong transferred 20% equity interest of Fujian Shengrong to Shengrong WFOE. The Company will account for the investment in Fujian Shengrong using the cost method. Since Shengrong WFOE did not provide any cash contribution to Fujian Shengrong or technology services, the investment balance under the cost method investment on Decemeber 31, 2020 is $0.

On November 30, 2018, the Company entered into a Share Purchase Agreement with Jirong Huang and Qihuang Wang (collectively “Sellers”) and Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Rong Hai”), a company incorporated in China engaging in the sale of fuel materials and harbor cargo handling services. Pursuant to the Share Purchase Agreement, CCNC shall issue an aggregate of 4,630,000 shares of CCNC’s common stock to the Rong Hai Shareholders, in exchange for Rong Hai Shareholders’ agreement to enter into, and their agreement to cause Rong Hai to enter into, certain VIE Agreements (the “Rong Hai VIE Agreements”) with Shengrong WFOE, through which Shengrong WFOE shall have the right to control, manage and operate Rong Hai in return for a service fee approximately equal to 100% of Rong Hai’s net income (“Acquisition”). On November 30, 2018, Shengrong WFOE, the Company’s indirectly owned subsidiary, entered into a series of VIE Agreements with Rong Hai and the Rong Hai Shareholders. The VIE Agreements are designed to provide Shengrong WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai. Rong Hai has the necessary license to carry out coal trading business in China. The Acquisition closed on November 30, 2018. Starting on November 30, 2018, the Company’s business activities added coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap, of which business activities are carried out in Nantong, Jiang Su Province, PRC.

On December 27, 2018, the Company, entered into an Equity Purchase Agreement with Hopeway International Enterprises Limited., a private limited company duly organized under the laws of British Virgin Islands (the “Hopeway”). Pursuant to the Equity Purchase Agreement, Shengrong WOFE shall sell 100% equity interests in Hubei Shengrong to Hopeway in exchange for Hopeway’s agreement to irrevocably forfeit and cancel 8,523,320 shares of common stock of the Company, constituting all the shares owned by Hopeway. The transaction contemplated by the Equity Purchase Agreement is hereby referred as Disposition. The Company’s decision to dispose of Hubei Shengrong is due to the planning mandates of Wuhan Municipal Government 2018 which manufactures should move away from city’s downtown area. Therefore, due to the policy change, Hubei Shengrong is forced to close the existing facility, relocate and build a new facility, which is expected to take approximately 7-8 years. As a result, Hubei Shengrong will not be able to keep the production running and will generate no income in the foreseeable future. Management believed it is very difficult, if possible at all, to continue manufacturing of solid waste recycling systems. As such, the Company has been actively seeking to dispose Hubei Shengrong while retaining the research and development and sale of solid waste recycling systems business. Upon closing of the Disposition, Hopeway will become the sole shareholder of Hubei Shengrong and as a result, assume all assets and obligations of Hubei Shengrong except the research and development team and intellectual property rights in connection with the solid waste recycling systems business shall be assigned to Shengrong WFOE as part of the Disposition. As Shengrong WFOE has significant continuing involvement in the sale of solid waste recycling systems business and the processed industrial waste materials trading business, this restructuring did not constitute a strategic shift that will have a major effect on the Company’s operations and financial results. Therefore, the results of operations for Hubei Shengrong were not reported as discontinued operations under the guidance of Accounting Standards Codification 205.

In April 2019, TMSR Holdings Limited (“TMSR HK”), our indirect wholly owned subsidiary, was incorporated under the laws of Hong Kong.

In August 2019, Tongrong Technology (Jiangsu) Co., Ltd. (“Tongrong WFOE”), our indirect wholly owned subsidiary, was incorporated under the laws of PRC.

In August 2019, Citi Profit Investment Holding Limited (“Citi Profit”), an exempted company formed under the laws of the British Virgin Islands, became our wholly owned subsidiary.

TMSR HK, Tongrong WFOE and Citi Profit are all holding companies that do not have any substantive business operations.

On January 3, 2020, the Company entered into a share purchase agreement with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and all the shareholders of Wuge, including Wei Xu, Bibo Lin, Jiangsu Lingkong Network Joint Stock Co., Ltd., which is controlled by Wei Xu, and Anhui Shuziren Network Technology Co., Ltd., which is also controlled by Wei Xu. Pursuant to the share purchase agreement, on January 24, 2020, the Company issued an aggregate of 4,000,000 shares of TMSR’s common stock to the shareholders of Wuge, in exchange for Wuge’s shareholders’ agreement to enter into, and their agreement to cause Wuge to enter into, certain VIE agreements (the “Wuge VIE Agreements”) with Tongrong WFOE, through which Tongrong WFOE has the right to control, manage and operate Wuge in return for a service fee equal to 100% of Wuge’s net income.

On April 30, 2020, Tongrong WFOE entered into a series of assignment agreements with Shengrong WFOE, Rong Hai and shareholders of Rong Hai, pursuant to which Shengrong WFOE assign all its rights and obligations under the Rong Hai VIE Agreements to Tongrong WFOE. The Rong Hai VIE Agreements and the Assignment Agreements grant Tongrong WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai. The assignment does not have any impact on Company’s consolidated financial statements.

Effective May 18, 2020, the Company changed its corporate name from “TMSR Holding Company Limited” to “Code Chain New Continent Limited” pursuant to a Certificate of Amendment to the Company’s Articles of Incorporation filed with the Secretary of State of the State of Nevada. In connection with the name change, effective May 18, 2020, the ticker symbol of the Company’s common stock and warrants changed from “TMSR” and “TMSRW” to “CCNC” and “CCNCW”, respectively.

On June 30, 2020, the Company entered into a share purchase agreement with Jiazhen Li, former CEO of the Company (the “Buyer”), Long Liao and Chunyong Zheng, who are former shareholders of Wuhan HOST Coating Materials Co., Ltd., an indirect subsidiary of the Company, (collectively the “Payees”). Pursuant to the Agreement, the Company agreed to sell, and the Buyer agreed to purchase all the issued and outstanding ordinary shares of China Sunlong (the “Sunlong Shares”). The Payees have a prior relationship with the Buyer and have agreed to be responsible for the payment of the purchase price on behalf of Buyer. The purchase price for the Sunlong Shares shall be $1,732,114, payable in consideration of cancellation of 1,012,932 shares of the Company owned by the Payees (the “CCNC Shares”). The CCNC Shares are valued at $1.71 per share, based on the closing price of the Company’s common stock on June 30, 2020.

In December 2020, Makesi Iot Technology (Shanghai) Co., Ltd. (“Makesi WFOE”), our indirect wholly owned subsidiary, was incorporated under the laws of PRC.

On March 30, 2021, Code Chain New Continent Limited (the “Company”) entered into a share purchase agreement (the “Agreement”) with a buyer unaffiliated with the Company (the “Buyer”), and Qihai Wang, former director of the Company (the “Payee”). Pursuant to the Agreement, the Company agreed to sell and the Buyer agreed to purchase all the issued and outstanding ordinary shares (the “Tongrong Shares”) of Tongrong Technology (Jiangsu) Co., Ltd. (“Tongrong WFOE”), a PRC company and an indirect subsidiary of the Company. The Payee agreed to be responsible for the payment of the purchase price on behalf of Buyer. The purchase price for the Tongrong Shares shall be $2,464,411, payable in the form of cancelling 426,369 shares of common stock of the Company owned by the Payee (the “CCNC Shares”). The CCNC Shares are valued at $5.78 per share, based on the average closing price of the Company’s common stock during the 30 trading days immediately prior to the date of the Agreement from February 12, 2021 to March 26, 2021. Tongrong WFOE contractually controls Jaingsu Rong Hai Electric Power Fuel Co., Ltd. (“Rong Hai”), a variable interest entity of the Company. The disposition of Tongrong WFOE will include disposition of Rong Hai.

Note 2 – Summary of significant accounting policies

Basis of presentation

These proforma financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the disposition transaction between the Company, Tongrong WFOE, and Qihai Wang has been in effect since the beginning of the period presented. The financial position and results of operations are deconsolidated using historical financial statements. Actual deconsolidated results may have differed from those presented herein. The information included in this Form 8-K should be read in conjunction with information included in the Company’s annual report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 26, 2021.

Use of estimates and assumptions

The preparation of the accompanying proforma financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s proforma financial statements include the useful lives of intangible assets, deferred revenues and plant and equipment, impairment of long-lived assets, collectability of receivables, inventory valuation allowance, present value of lease liabilities and realization of deferred tax assets. Actual results could differ from these estimates.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company’s subsidiaries and VIEs in China conduct businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts is translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

NOTE 3 – PROFORMA ADJUSTMENTS

Entry No.	Description	Dr.	Cr.
1	Common stock	43
	Additional paid in capital	$1,615,896
	Other receivables, net	$4,424,099
	Gain (loss) on disposal, net of taxes	9,486,723
	Other payables and accrued liabilities		$11,629,944
	Goodwill		$3,896,817
	De-consolidation adjustment including removal of goodwill related to Tongrong WFOE and gain (loss) on inter-company balances written off between CCNC and Tongrong WFOE.

Entry No.	Description	Dr.	Cr.
2	Cash and cash equivalents	$22,537,996
	Common stock		417
	Additional paid in capital		$22,537,579
	Net proceeds from issuance of new shares

Entry No.	Description	Dr.	Cr.
3	Selling, general and administrative	$16,923,850
	Common stock		300
	Additional paid in capital		$16,923,550
	Shared based employee compensation - unrestricted stock